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                                                                      EXHIBIT 15

           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

Alfa Corporation
Montgomery, Alabama


     With respect to this Registration Statement on Form S-8, we acknowledge our awareness of the use therein of our report dated May 10, 2001, related to our review of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.


                                                    /s/ KPMG LLP
                                                    ----------------------


Atlanta, Georgia
August 1, 2001